                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Allied Holdings Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ALLIED HOLDINGS, INC.
                        160 CLAIREMONT AVENUE, SUITE 200
                             DECATUR, GEORGIA 30030


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1998

                                 PROXY STATEMENT


      This Proxy Statement is furnished to shareholders of Allied Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of the Company to be held on May 27, 1998 at 10:00 a.m., local time, at the Conference Center, Decatur Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia 30030, and any adjournments thereof. The enclosed proxy is revocable at any time before its exercise. Revocation may be made (i) by written notice to the Secretary of the Company, (ii) by attending the meeting and voting in person, or (iii) by filing a subsequent proxy with the Secretary of the Company prior to or at the time of the meeting.

      The cost of soliciting proxies will be borne by the Company. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for their mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of the no par value common stock of the Company (the "Common Stock"). No remuneration will be paid directly or indirectly for the solicitation of proxies.

      An annual report to the shareholders, including financial statements for the year ended December 31, 1997 is enclosed with this Proxy Statement.

                          VOTING AND OUTSTANDING STOCK

      At the close of business on the record date, April 1, 1998 the Company had outstanding and entitled to vote at the annual meeting 7,877,547 shares of Common Stock. Each share of Common Stock is entitled to one vote and a majority of shares voted shall constitute the affirmative act of the shareholders.

                            1. ELECTION OF DIRECTORS

      In December 1997, the Board of Directors of the Company approved an amendment to the Bylaws of the Company in order to increase the number of members of the Board of Directors from nine to eleven. The Board of Directors appointed Randall E. West and William P. Benton as members of the Board in order to fill the resulting vacancies on the Board. The Board appointed Mr. West to serve with the class of directors whose terms expire at the 1998 annual meeting and Mr. Benton to serve with the class of directors whose terms expire at the 2000 annual meeting. The directors of the Company are divided into three classes. Members of the three classes currently are as follows: (i) David G. Bannister, A. Mitchell Poole, Jr., Robert J. Rutland, and William P. Benton;
(ii) Bernard O. De Wulf, Guy W. Rutland, III, and Robert R.

Woodson; and (iii) Joseph W. Collier, Guy W. Rutland, IV, Berner F. Wilson, Jr., and Randall E. West.

         The directors whose terms will expire at the 1998 annual meeting of shareholders are Joseph W. Collier, Guy W. Rutland IV, Berner F. Wilson, Jr., and Randall E. West. Each of these directors have been nominated to stand for reelection as directors to hold office until the 2001 annual meeting of shareholders and until their successors are elected and qualified. In addition, William P. Benton is required to stand for reelection for a term which will expire at the 2000 annual meeting.

         Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lessor number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

         If a shareholder specifies a choice on the proxy, the shares of Common Stock represented by the proxy will be voted for the nominees as specified. If no specification is made and the power to vote the shares is not withheld, the shares represented by the proxy will be voted "FOR" each nominee for director named on the proxy.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF EACH OF THE PROPOSALS IN ORDER TO ELECT THE DIRECTORS FOR THE TERMS SET FORTH ABOVE.


NOMINEES FOR ELECTION TO TERMS EXPIRING 2001 ANNUAL MEETING
-----------------------------------------------------------

===============================================================================
JOSEPH W. COLLIER
Director Since 1995
Age 55

Mr. Collier was appointed as a director of the Company in December 1995. Mr. Collier has been the President of Allied Automotive Group, Inc. since December 1995. Mr. Collier had been Executive Vice President of Marketing and Sales and Senior Vice President of Allied Systems, Ltd. since 1991. Prior to joining the Company in 1979, Mr. Collier served in management positions with Bowman Transportation and also with the Federal Bureau of Investigation.
===============================================================================

===============================================================================

GUY W. RUTLAND, IV
Director Since 1993
Age 34

Mr. Rutland has been Vice President of the Company since October 1993 and Senior Vice President - Operations of Allied Automotive Group, Inc. since November 1997. Mr. Rutland was Vice President - Reengineering Core Team of Allied Automotive Group, Inc., from November 1996 to November 1997. From January 1996 to November 1996 Mr. Rutland was Assistant Vice President of the Central and Southeast Region of Operations for Allied Systems, Ltd. From March 1995 to January 1996 Mr. Rutland was Assistant Vice President of the Central Division of Operations for Allied Systems, Ltd. From June 1994 to March 1995, Mr. Rutland was Assistant Vice President of the Eastern Division of Operations for Allied Systems, Ltd. From 1993 to June 1994 Mr. Rutland was assigned to special projects with an assignment in Industrial Relations/Labor Department and from 1988 to 1993, Mr. Rutland was Director of Performance Management.

===============================================================================

RANDALL E. WEST
Director Since 1997
Age 49

Mr. West was appointed as a director of the Company in December 1997. Mr. West has been the President of Axis Group, Inc. since October 1997. Mr. West was President of Ryder Automotive Carrier Services, Inc. from January 1996 to October 1997 and Senior Vice President and General Manager of Ryder International from 1993 to 1995.

===============================================================================

BERNER F. WILSON, JR.
Director Since 1993
Age 59

Mr. Wilson has been Vice President of the Company since October 1993 and Vice Chairman of the Board of Directors and Secretary since December 1995. Prior to October 1993, Mr. Wilson was an officer or Vice Chairman of several of the Company's subsidiaries. Mr. Wilson joined the Company in 1974 and has held various finance, administration, and operations positions.

===============================================================================

NOMINEE FOR ELECTION TO TERM EXPIRING 2000 ANNUAL MEETING
---------------------------------------------------------

===============================================================================

WILLIAM P. BENTON
Director Since 1998
Age 74

Mr. Benton was appointed as a director of the Company in February 1998. Mr. Benton has been an Executive Director with Ogilvy & Mather, an advertising agency, since January 1997. Mr. Benton was the Vice Chairman of Wells Rich Greene/BDDP, an advertising agency, from September 1986 to January 1997. Mr. Benton held numerous key executive positions with Ford Motor Company for more than 37 years, including vice president and general manager of the Ford Division and vice president and general manager of the Lincoln-Mercury Division. He was also responsible for the operating companies that comprised the 15 Western European countries during his Ford of Europe assignment. Mr. Benton's last position with Ford was vice president of Marketing Worldwide. Mr. Benton is also a Director of Speedway Motor Sports, Inc. and Sonic Automotive, Inc.

===============================================================================


INCUMBENT DIRECTORS - TERMS EXPIRING 2000 ANNUAL MEETING
--------------------------------------------------------

===============================================================================
DAVID G. BANNISTER
Director Since 1993
Age 42

Mr. Bannister is a Managing Director in the Transportation Group of BT Alex. Brown Incorporated and has been employed by that firm in various capacities since 1983. Mr. Bannister is also a director of Landstar System, Inc.

===============================================================================

A. MITCHELL POOLE, JR.
Director Since 1990
Age 50

Mr. Poole has been President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary of the Company since December 1995. Prior to December 1995, Mr. Poole served as Executive Vice President and Chief Financial Officer of the Company. Mr. Poole joined Allied Systems, Ltd. in 1988 as Senior Vice President and Chief Financial Officer. He was appointed President of Allied Industries Incorporated in December 1990 and served in that capacity until December 1997. Prior to joining the Compan in 1988, Mr. Poole was an audit partner with Arthur Andersen LLP, independent public accountants.

===============================================================================

===============================================================================
ROBERT J. RUTLAND
Director Since 1965
Age 56

Mr. Rutland has been Chairman and Chief Executive Officer of the Company since December 1995. Mr. Rutland served as President and Chief Executive Officer of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chief Executive Officer of each of the Company's subsidiaries. Mr. Rutland is a member of the Board of Directors of Fidelity National Bank, a national banking association.


===============================================================================
INCUMBENT DIRECTORS - TERMS EXPIRING 1999 ANNUAL MEETING
--------------------------------------------------------

===============================================================================
BERNARD O. De WULF
Director Since 1993
Age 49

Mr. De Wulf has been Vice Chairman and an Executive Vice President of the Company since October 1993. Prior to such time, Mr. De Wulf was Vice Chairman of each of the Company's subsidiaries. Mr. De Wulf was Vice Chairman of Auto Convoy Co. from 1983 until 1988 when the Company and Auto Convoy Co. became affiliated.

===============================================================================

GUY W. RUTLAND, III
Director Since 1964
Age 61

Mr. Rutland was elected Chairman Emeritus in December 1995. Mr. Rutland served as Chairman of the Board of the Company from 1986 to December 1995. Prior to October 1993, Mr. Rutland was Chairman or Vice Chairman of each of the Company's subsidiaries.

===============================================================================

ROBERT R. WOODSON
Director Since 1993
Age 66

Mr. Woodson is a member of the Board of Directors of John H. Harland Company. Mr. Woodson served as Chairman of John H. Harland Company from October 1995 to April 1997. Mr. Woodson was also the President and Chief Executive Officer of John H. Harland Company prior to October 1995. Mr. Woodson also serves as a director of Haverty Furniture Companies, Inc.

===============================================================================

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         All directors have served continuously since their first election or appointment. Robert J. Rutland and Guy W. Rutland, III are brothers. Guy W. Rutland, IV is the son of Guy W. Rutland, III. The Board of Directors held four meetings during 1997. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of committees of which he was a member. The Board of Directors has two standing committees. Certain information regarding the function of the Board's committees, their present membership, and the number of meetings held by each committee during 1997 is presented below.

AUDIT COMMITTEE

         The Audit Committee annually reviews and recommends to the Board of Directors the certified public accounting firm to be engaged as independent auditors of the Company for the next calendar year, reviews the plans and results of the audit engagement with the independent auditors, inquires as to the adequacy of the Company's internal accounting controls, and considers each professional service provided by the independent auditors and whether the providing of such service impairs the independence of the auditors. The members of the Audit Committee are David G. Bannister, Robert R. Woodson, and William P. Benton. A. Mitchell Poole, Jr. served on the Audit Committee until his resignation from the Audit Committee in January 1998. During 1997, the Audit Committee held two meetings.

COMPENSATION COMMITTEE

         The Compensation Committee periodically reviews the compensation and other benefits provided to officers of the Company and advises the Board of Directors with respect to compensation for the officers of the Company. The members of the Compensation Committee are David G. Bannister, Robert R. Woodson and William P. Benton. During 1997, the Compensation Committee held three meetings.

COMPENSATION OF DIRECTORS

         For the year ended December 31, 1997, each director of the Company who was not also an employee received an annual fee of $12,000 and a fee of $2,000 for each meeting of the Board attended, plus reimbursement of expenses incurred in attending meetings. No additional fee is paid for committee meetings held the same day as Board meetings.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information about beneficial ownership of the Common Stock as of April 1, 1998 by (i) each director and executive officer of the Company named herein, and (ii) all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners of the Common Stock listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                                   Number of Shares                  Percentage of Shares
Beneficial Owner                                  Beneficially Owned                      Outstanding
-----------------                                 ------------------                 --------------------
Robert J. Rutland(1)                                    1,232,147                             15.6
Guy W. Rutland, III(2)                                    844,248                             10.7
Bernard O. De Wulf(3)                                     542,342                              6.9
Guy W. Rutland, IV(4)                                     687,709                              8.7
A. Mitchell Poole, Jr(5)                                  180,682                              2.3
Berner F. Wilson, Jr.(6)                                  149,516                              1.9
Joseph W. Collier(7)                                       15,838                                *
David G. Bannister                                          3,000                                *
Robert R. Woodson                                           4,000                                *
Randall E. West(8)                                          8,903                                *
William P. Benton                                             -0-                                *
                                                    -------------
All executive officers and directors as
     a group(9) (13 persons)                            3,698,354                             47.0

------------------------
*Less than 1% not applicable

(1) Includes 18,099 shares owned by his wife to which he disclaims beneficial ownership and 41,128 shares owned by him under the Restricted Stock Plan.
(2) Includes 18,099 shares owned by his wife and 67,800 shares owned by a private foundation to which he disclaims beneficial ownership and 1,697 shares owned by him under the Restricted Stock Plan.
(3) Includes 182,050 shares held in trust for the benefit of his wife and family members and 3,293 shares owned by him under the Restricted Stock Plan.
(4) Includes 687,311 shares held in a general partnership of which he is indirectly the beneficiary. Includes 398 shares owned by him under the Restricted Stock Plan.
(5)      Includes 29,032 shares owned by him under the Restricted Stock Plan.
(6)      Includes 1,996 shares owned by him under the Restricted Stock Plan.
(7) Includes 14,838 shares owned by him under the Restricted Stock Plan. Does not include options to acquire 50,750 shares.
(8) Does not include options to acquire 10,000 shares. Includes 3,903 shares owned by him under the Restricted Stock Plan.
(9) Includes 95,423 shares issued under the Restricted Stock Plan. Does not include options to acquire 68,550 shares.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

            The following table sets forth certain information about beneficial ownership of each person known to the Company to own more than 5% of the outstanding common stock as of April 1, 1998, other than directors of the Company.


Name and Address of                                            Number of Shares            Percentage of Shares
  Beneficial Owner                                            Beneficially Owned               Outstanding
-------------------                                           ------------------           --------------------
J. P. Morgan & Co. Incorporated(1)                               477,300                               6.1
60 Wall Street
New York, New York 10260

HLM Management Co. Inc.(2)                                       401,300                               5.1
222 Berkeley Street
Boston, Massachusetts 02116

(1)      According to a Schedule 13G dated December 31, 1997, filed on behalf of
         J. P. Morgan & Co. Incorporated.
(2) According to a Schedule 13G dated February 18, 1998 filed on behalf of HLM Management Co. Inc.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Compensation Committee of the Board, which was formed in December 1993, reviews, administers and monitors the Company's executive compensation plans, policies and programs.

EXECUTIVE COMPENSATION COMPONENTS

            The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value. The Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. The three principal components are:

            Base Salary. Base salary amounts for each of the named executive officers are specified in their employment agreements. During December 1997, the Compensation Committee approved amendments to the employment agreements with Messrs. Robert Rutland, Poole and Collier to increase their base pay to the amounts set forth in this Proxy Statement.

            Incentive Compensation. In January 1997, the Compensation Committee approved amendments to the employment agreements with the named executive officers to allow them to participate in the Company's EVA Based Incentive Plan ("Incentive Plan"). Beginning in 1997, incentive compensation for the named executive officers was paid in accordance with the Incentive Plan. Economic Value Added ("EVA") and the Incentive Plan are discussed in detail below.

            Stock Compensation. Executive officers are eligible to receive annual grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares under the Company's Long-Term Incentive Plan (the "LTI Plan"). During 1997, no such awards were granted.

EVA AND THE INCENTIVE PLAN

            The primary objective of the Company in regard to executive compensation is to link compensation with shareholder value. The Company has adopted a formalized approach to measuring value creation through the EVA framework. The Company together with Stern Stewart & Co., the financial advisory firm that pioneered the EVA framework, undertook a five-month project during 1996 to create and install an EVA based performance measurement and incentive compensation system. The proprietary EVA financial measure can be defined as net operating profits after tax ("NOPAT"), less a capital charge for the average operating capital employed. NOPAT is a measure of operating results which differs from normal accounting profit due to the adjustment for certain non-economic charges. The Company believes that EVA more accurately measures shareholder value created than traditional performance measures such as return on assets, earnings per share and return on equity.

            EVA provides a framework that enables management to make decisions designed to build long-term value for the Company and its shareholders rather than focus on short-term results. In 1997, EVA was the measure used to determine incentive compensation for senior management.

CEO COMPENSATION

            The Compensation Committee believes that Robert J. Rutland's compensation as Chief Executive Officer appropriately relates to short and long term performance. Mr. Rutland's compensation in 1997 was $440,049 as provided by his employment agreement. Additionally, Mr. Rutland was paid a bonus in an amount equal to $304,444 for 1997 which was calculated in accordance with a formula set forth in the Incentive Plan. The Compensation Committee believes that Mr. Rutland's employment agreement provides for appropriate compensation to Mr. Rutland based upon the measures described above for determining executive officer compensation. The Compensation Committee considers the compensation received by Mr. Rutland to be comparable to chief executive officers of other leading companies engaged in transportation.

            David G. Bannister              Robert R. Woodson             William P. Benton

SUMMARY COMPENSATION TABLE

         Remuneration paid in 1997, 1996 and 1995 to executive officers is set forth on the following table:



                           Annual Compensation                                        Long Term Compensation
                           -------------------                                        ----------------------
                                                                                             Securities
                                                                               Restricted    Underlying
                                                             Other Annual        Stock       Options/SAR      All Other
  Name and Principal Position     Year    Salary     Bonus   Compensation(1)    Awards(2)     Awards(#)     Compensation(3)
-------------------------------  ------  --------   -------  ---------------   ----------    ------------   ---------------

Robert J. Rutland                  1997  $440,049   $304,444 $        38,717            --             --   $        18,426
   Chairman and Chief              1996   427,000    121,620              --   $   200,000             --            13,667
   Executive Officer               1995   424,493    143,180              --            --             --            14,380

Bernard O. De Wulf                 1997   330,037    121,778              --            --             --             4,096
   Vice Chairman and               1996   320,000     75,000              --            --             --             3,917
   Executive Vice President        1995   318,370    100,000              --            --             --             5,217

A. Mitchell Poole, Jr              1997   298,700    200,633          30,973            --             --             1,027
   President and Chief             1996   290,000    121,620              --       160,000             --               991
   Operating Officer               1995   265,302    143,180              --            --             --               910

Berner F. Wilson, Jr               1997   200,000    110,694              --            --             --             1,586
   Vice Chairman and               1996   175,000     75,000              --            --             --             1,565
   Secretary                       1995   159,179    100,000              --            --             --             2,450

Joseph W. Collier                  1997   200,000    119,276          15,487            --             --                --
   President - Allied              1996   175,000     60,816              --        80,000             --                --
   Automotive Group, Inc.          1995   131,485    100,000              --            --         50,000                --


(1) Represents amounts paid for reimbursement of income tax liabilities incurred due to the issuance of restricted stock awards.
(2) Represents dollar value of awards granted in 1996 based on the closing market price on December 31, 1996. Under the Restricted Stock Plan, restrictions lapse over a five year period, 20% per year, commencing on the first anniversary of the date of grant. The aggregate restricted stock holdings at the end of 1997 for Mr. Rutland were 25,000 shares (value at December 31, 1997 equaled $478,125); for Mr. Poole, 20,000 shares (value at December 31, 1997 equaled $382,500); and for Mr. Collier 10,000 shares (value at December 31, 1997 equaled $191,250).
(3) Unless otherwise noted, all amount in this column are insurance premiums paid on behalf of the named executive officers.

  OPTION EXERCISE AND VALUES FOR LAST FISCAL YEAR

           The following table sets forth as to each of the named executive officers information with respect to option exercises during 1997 and the status of their options on December 31, 1997 (i) the number of shares of Common Stock underlying options exercised during 1997, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1997 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1997.

               AGGREGATED OPTION EXERCISE DURING LAST FISCAL YEAR
                                       AND
                          FISCAL YEAR-END OPTION VALUES



                                 Number of
                                   Shares
                                  Acquired             Value
                                    Upon              Realized                                        Value of Unexpected In-the-
                                 Exercise of            Upon        Number of Unexercised Options       Money Options at Fiscal
                                   Option             Exercise          at Fiscal Year End                    Year End(1)
                                 -----------          --------      -----------------------------     -----------------------------

             Name                                                   Exercisable     Unexercisable     Exercisable     Unexercisable
------------------------------                                      -----------     -------------     -----------     -------------
Robert J. Rutland                     --                 --                --              --               --                 --

Bernard O. De Wulf                    --                 --                --              --               --                 --

A. Mitchell Poole, Jr.                --                 --                --              --               --                 --

Berner F. Wilson, Jr.                 --                 --                --              --               --                 --

Joseph W. Collier                     --                 --            20,750          30,000           191,557           279,390


(1) In accordance with the S.E.C.'s rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $18.813, the average of the high and low Common Stock price reported on The Nasdaq Stock Market on December 31, 1997.

  EMPLOYMENT AND SEVERANCE AGREEMENTS

         Messrs. Robert Rutland, De Wulf, Poole, Wilson and Collier have entered into employment agreements with the Company. These agreements, which are substantially similar, are for five year terms ending in January 2001 and provide for compensation to the officers in the form of annual base salaries in the amount of $500,000 for Robert Rutland, $340,395 for Mr. DeWulf, $400,000 for Mr. Poole, $206,275 for Mr. Wilson, and $300,000 for Mr. Collier in 1998, plus percentage annual increases based upon the Consumer Price Index in subsequent years.

         The employment agreements also provide that in the event of (i) an officer's termination of employment by the Company other than for cause, (ii) termination by the officer for reasons such as a material change by the Company in the officer's duties and responsibilities or as a result of a merger or consolidation of the Company, or (iii) the death or disability of the officer, the officer shall receive severance benefits from the Company. These severance benefits include a cash payment in an amount equal to two times the annual base salary plus the average of the previous two years' bonus payments for the applicable officer. The severance benefits that would have been due pursuant to the employment agreements effective January 1, 1998 are: $1,213,000 to Mr. Rutland, $779,0000 to Mr. De Wulf, $961,000 to Mr. Poole, $505,000 to Mr.
Wilson, and $690,000 to Mr. Collier. The Company is also required to provide to the officer group medical and hospitalization benefits and related benefits for a period of one year.

LONG-TERM INCENTIVE PLAN

         The Company's LTI Plan allows for the issuance of an aggregate of 650,000 shares of Common Stock. The LTI Plan authorizes the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units and performance shares to eligible employees as determined by the LTI Plan. The LTI Plan was adopted and approved by the Board of Directors and shareholders in July 1993.

         The Compensation Committee elects those employees to whom awards are granted under the LTI Plan and determines the number of performance units, performance shares, shares of restricted stock, and stock appreciation rights granted pursuant to each award and prescribes the terms and conditions of each such award.

Nonqualified Stock Option Plan

         During 1997 the Company granted options to purchase 10,000 shares of the Company's Common Stock at a price per share of $17.125. The options are granted pursuant to the non-qualified stock option provisions set forth in the LTI Plan and are not intended to qualify as incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended. A maximum of 300,000 shares may be issued as non-qualified options under the provisions of the LTI Plan. Options granted become exercisable after one year in 20% or 33% increments per year and expire ten years from the date of the grant. Options to acquire 72,555 shares of Common Stock were exercisable at December 31, 1997.

Restricted Stock Plan

         Effective December 19, 1996 the Company adopted the Allied Holdings, Inc. Restricted Stock Plan ("Restricted Stock Plan") pursuant to authority granted by the LTI Plan. The awards granted under the Restricted Stock Plan vest over five years, 20% per year commencing on the first anniversary of the date of grant. Effective December 19, 1996 the Company awarded an aggregate of 85,000 shares, with a value of $680,000 as of the date of grant. During 1997, 8,000 of the shares awarded under the Restricted Stock Plan were forfeited.

STOCK APPRECIATION RIGHTS PLAN

         The Board of Directors of the Company adopted the Allied Holdings, Inc. Stock Appreciation Rights Plan effective January 1, 1997 (the "SAR Plan"). The purpose of the SAR Plan is to provide deferred compensation to certain management employees of the Company. Such deferred compensation shall be based upon the award of stock appreciation rights units, the value of which are related to the appreciation in fair market value of the Common Stock. All payments under the SAR Plan will be in cash. The Compensation Committee shall determine the applicable terms for each award under the SAR Plan.

EVA BASED INCENTIVE PLAN

         The Board of Directors of the Company adopted the Incentive Plan effective January 1, 1997. The Incentive Plan's objectives are to focus on (i) creating shareholder value and reward participants significantly when achieved, and (ii) sustaining continuous performance improvement.

         The Incentive Plan is administered by the Compensation Committee. Under the Incentive Plan, incentive compensation will be directly linked to changes in EVA. EVA is measured for each of the Company's major operating units and rewards participants for increases in EVA and penalize such employees for any decreases in EVA. Management employees designated as participants by the Chairman and President of the Company and approved by the Compensation Committee are eligible to participate in the Incentive Plan. Target bonus amounts are determined for each participant by the Chairman and President and approved by the Compensation Committee.

         A participant's target bonus is either based solely on the performance of the Company on a consolidated basis or on the performance of a subsidiary or a business unit and the Company. For example, a target bonus might be based 75% on a business unit or a subsidiary and 25% on the Company's consolidated results.

         Annually, an actual bonus is declared for each participant based on the comparison of the change in EVA to the expected change in EVA. If the change in EVA is exactly equal to the expected change in EVA, the actual bonus will equal the target bonus. The actual bonus for any calendar year will be higher than the target bonus if the change in EVA is higher than the expected change in EVA and lower if the change in EVA is lower than the expected change in EVA. Such adjustment shall be established by the Compensation Committee in its sole discretion.

         The actual bonus declared for each participant with respect to any calendar year will be allocated to the participants' bonus bank, within 30 days after the amount of the actual bonus for such year is determined. If, after the allocation with respect to any calendar year, the balance in the participant's bonus bank is less than or equal to the participant's target bonus for such year, the entire amount in the bonus bank will be paid as soon as practicable but in no event later than 15 days following such allocation. If the balance in the bonus bank is greater than the target bonus, the participant will be paid the target bonus plus one-third of the remainder of the bonus bank balance. Amounts remaining in the bonus bank are carried forward to future years. Negative bonuses may be declared if the change in EVA for any calendar year is significantly below the expected change in EVA for such year and negative bonuses declared will be subtracted from the bonus bank.

         Ninety-five percent of the portion of the actual bonus payable to a participant with respect to any calendar year is paid to the participants in cash and 5% is paid in the form of stock appreciation rights, pursuant to the SAR Plan.

  RETIREMENT PLANS

         The Company maintains a tax qualified benefit pension plan (the "Retirement Plan"). The table set forth below illustrates the total combined estimated annual benefits payable under the Retirement Plan to eligible salaried employees for years of service assuming normal retirement at age 65.

Allied Defined Benefit Pension Plan

                                                                  Years of Service
                                                                  -----------------

Remuneration               10                 15                20                 25                30                 35
------------               --                 --                --                 --                --                 --
100,000                20,000             30,000            40,000             50,000            50,000             50,000

125,000                25,000             37,500            50,000             62,500            62,500             62,500

150,000                30,000             45,000            60,000             75,000            75,000             75,000

175,000                32,000             48,000            64,000             80,000            80,000             80,000

200,000                32,000             48,000            64,000             80,000            80,000             80,000

225,000                32,000             48,000            64,000             80,000            80,000             80,000

250,000                32,000             48,000            64,000             80,000            80,000             80,000

275,000                32,000             48,000            64,000             80,000            80,000             80,000

300,000                32,000             48,000            64,000             80,000            80,000             80,000

         The Retirement Plan uses average compensation, as defined by the Retirement Plan, paid to an employee by the plan sponsor during a plan year for computing benefits. Compensation includes bonuses and any amount contributed by a plan sponsor on behalf of an employee pursuant to a salary reduction agreement which is not includable in the gross income of the employee under Internal Revenue Code ("IRC") Sections 125, 402(a)(8), or 402(h). However, compensation in excess of the IRC Section
  401(a)(17) limit shall not be included.  The limit for 1997 is $160,000.

         The compensation covered by the Retirement Plan for Messrs. Robert Rutland, De Wulf, Poole, Wilson, and Collier is $160,000.

         The estimated years of credited service for each of the current executives as of December 31, 1997 is as follows:

                                                        Years of Credited Service
            Name                                         as of December 31, 1997
            ----                                        -------------------------
Robert J. Rutland                                                  33.7
Berner F. Wilson                                                   23.0
Joseph W.  Collier                                                 18.0
Bernard O. De Wulf                                                 14.0
A. Mitchell Poole, Jr.                                              9.7

         The benefits shown in the Pension Plan Table are payable in the form of a straight life annuity commencing at age 65. There is no reduction for social security benefits or other offset amounts.

CERTAIN TRANSACTIONS

         Prior to December 31, 1997, the Company leased the space in the building in which its headquarters is located from DELOS, a general partnership of which Messrs. Rutland, III, Robert Rutland, and Wilson are beneficially the sole general partners. The aggregate rents paid by the Company to DELOS in 1997 were $1,456,000. The Company provided loans to DELOS in the aggregate amount of $573,419 which bear interest at the rate of 6% per annum. On December 31, 1997, DELOS sold the building to an unrelated party and in January 1998, DELOS repaid the Company the $573,419 loan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         David G. Bannister, a director and member of the Audit and Compensation Committees of the Company, is a Managing Director of BT Alex. Brown Incorporated. During 1997 BT Alex. Brown Incorporated performed investment banking services for the Company.

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return (stock price appreciation plus dividend) on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market (U. S. Companies) and of the Nasdaq Trucking and Transportation Companies for the period beginning September 30, 1993, the date on which the Common Stock was registered under the Securities Exchange Act of 1934, as amended, through and including December 31, 1997.

Research Data Group                                                                         Peer Group Total Return Worksheet


Allied Hldgs Inc. (HAUL)



CUMULATIVE TOTAL RET

                                                                                                              CUMULATIVE TOTAL RET
                                      --------------------------------------------------------------------------------------------
                                      9/30/93  12/31/93  3/31/94  6/30/94  9/30/94  12/31/94   3/31/95  6/30/95  9/30/95  12/31/95

Allied Hldgs Inc                 HAUL     100       155      136      109      106        86        77       63       57        62
NASDAQ STOCK MARKET (U.S.)                100       102       98       93      101       100       109      124      139       141
NASDAQ TRUCKING & TRANSPORTATION          100       106      106       98      101        96       101      110      113       112

Research Data Group                                                                         Peer Group Total Return Worksheept


    Allied Hldgs Inc (HAUL)
                                      RN
                                      ----------------------------------------------------------------------------
                                      3/31/96   6/30/96  9/30/96   12/31/96  3/31/97  6/30/97   9/30/97   12/31/97
Allied Hldgs Inc                HAUL       64        75       73         57       48       79       154       137
NASDAQ STOCK MARKET (U.S.)                148       160      165        173      164      193       227       213
NASDAQ TRUCKING & TRANSPORTATION          123       122      116        124      122      139       164       158

                     RELATIONSHIP WITH INDEPENDENT AUDITOR

         The Board of Directors, upon the recommendation of the Audit Committee, selected Arthur Andersen LLP as independent auditor for the Company for the year ended December 31, 1997. The Company's auditor is selected for each year prior to the commencement of the audit for that year and acts as auditor for the Company for the period ending upon the selection of the auditor for the following year. Arthur Andersen LLP has acted as independent auditor for the Company since 1980.

         The Company expects representatives of Arthur Andersen LLP to be present at the annual meeting of shareholders and expects that they will have the opportunity to make a statement if they desire to do so. It is further anticipated that such representatives will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

         Any proposal that a shareholder intends to present at the 1999 Annual Meeting must be received at 160 Clairemont Avenue, Suite 200, Decatur, Georgia 30030 addressed to the attention of A. Mitchell Poole, Jr., President and Chief Operating Officer, not later than December 19, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 1997 fiscal year all filing requirements applicable to its officers, directors and 10% shareholders were complied with.

                                 OTHER MATTERS

         Action will be taken on whatever other matters may properly come before the meeting. Management of the Company is not aware of any other business matters to be considered at the annual meeting except the Report of Management and presentation of financial statements. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies with respect to such matters and in accordance with the recommendations of management of the Company.

         No director has informed the Company that he intends to oppose any recommended action as specified in this Proxy Statement. With the exception of election to office, no director or officer has a substantial interest in any matter to be acted upon.

         Management of the Company urges you to sign and return the enclosed Proxy promptly whether or not you expect to be present at the meeting. No postage is necessary if mailed in the United States. IF YOU DO ATTEND, YOU MAY THEN WITHDRAW YOUR PROXY.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO A. MITCHELL POOLE, JR., 160 CLAIREMONT AVENUE, SUITE 200, DECATUR, GEORGIA 30030, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE PROVIDED FREE OF CHARGE. EXHIBITS TO FORM 10-K WILL BE PROVIDED UPON REQUEST AND PAYMENT OF REASONABLE COST, IF ANY, OF REPRODUCTION AND DELIVERY.

AHI47 F                           DETACH HERE                          APPENDIX

                                     PROXY

                             ALLIED HOLDINGS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby acknowledges receipt of the notice of the annual meeting of the shareholders of Allied Holdings, Inc. (the "Company") to be held on May 27, 1998 at 10:00 a.m., local time, at the Conference Center, Decatur Holiday Inn, 130 Clairemont Avenue, Decatur, Georgia 30030 ("Annual Meeting"), and the Proxy Statement attached thereto, and does hereby appoint Robert J. Rutland and A. Mitchell Poole, Jr., or either of them (with full power to act alone), the true and lawful attorney(s) of the undersigned with power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all of the shares of no par value common stock of the Company which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment or adjournments thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL NUMBER 1 AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXY HOLDER. THIS PROXY MAY BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON, OR BY FILING A SUBSEQUENT PROXY WITH THE SECRETARY OF THE COMPANY PRIOR TO OR AT THE TIME OF THE MEETING.

[SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE     [SEE REVERSE
    SIDE]                                                             SIDE]

AHI47 F                                     DETACH HERE

[X]PLEASE MARK
   VOTES AS IN
   THIS EXAMPLE.

  1. Election of Directors.                                    2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
     A.  FOR THREE-YEAR TERMS EXPIRING ANNUAL MEETING 2001:        meeting or any adjournments thereof.
         NOMINEES:  Joseph W. Collier, Guy W. Rutland, IV,
                  Randall E. West, Berner F. Wilson, Jr.

     B.  FOR TWO-YEAR TERM EXPIRING ANNUAL MEETING 2000:
         NOMINEE:   William P. Benton

        FOR ALL                           WITHHELD
        NOMINEES,     [    ]      [    ]   FROM
        EXCEPT AS                           ALL
     INDICATED BELOW                      NOMINEES

   [   ]
        -------------------------------------------------
        Instructions:  To withhold authority to vote for
        any individual nominee(s) write that nominee's
        name on the space provided above.                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [    ]

                                                                I hereby revoke all proxies by me heretofore given for any meeting of the shareholders of the Company.

                                                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
                                                                THE ENCLOSED POSTAGE PAID ENVELOPE.

                                                                Please sign your proxy exactly as your name appears at left.
                                                                When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in a partnership name by authorized person.  WHEN SHARES ARE HELD BY JOINT TENANTS, OR
                                                                IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.


Signature:                              Date:         Signature:                      Date:
          ----------------------------       --------           ----------------------     --------